UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2013

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01 Other Events.

Adoption of Accounting Guidance for Revised Comprehensive Income Presentation.

The Tennessee Valley Authority (“TVA”) is filing this Current Report on Form 8-K to reflect the retrospective adoption of a new accounting pronouncement with respect to the financial information contained in its annual report on Form 10-K for the year ended September 30, 2012. Effective for the quarter ended December 31, 2012, TVA adopted Accounting Standards Update (“ASU”) No. 2011-05 "Comprehensive Income - Presentation of Comprehensive Income," which changed how comprehensive income is presented in TVA's consolidated financial statements. The adoption of this guidance changed the presentation of TVA's consolidated financial statements but did not affect the calculation of net income or comprehensive income. The following presents the retrospective application of ASU 2011-05 for the fiscal years ended September 30, 2012, September 30, 2011, and September 30, 2010 and should be read in conjunction with the information in TVA's annual report on Form 10-K for the year ended September 30, 2012.

  TENNESSEE VALLEY AUTHORITY
 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
For the years ended September 30
(in millions)

	2012	2011	2010

Net income (loss)	$60	$162	$972
Other comprehensive income (loss)
Net unrealized gain (loss) on cash flow hedges	99	(50)	(37)
Reclassification to earnings from cash flow hedges	(35)	7	17
Total other comprehensive income (loss)	$64	$(43)	$(20)
Total comprehensive income (loss)	$124	$119	$952

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: June 05, 2013	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer